United States
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 16, 2011

NGP Capital Resources Company
(Exact name of registrant as specified in its charter)

Maryland	814-00672	20-1371499
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1221 McKinney Street, Suite 2975, Houston, Texas	77010
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:   (713) 752-0062

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 16, 2011, NGP Capital Resources Company (the "Company") announced the departure of John H. Homier as Chief Executive Officer and President, effective February 16, 2011.

Stephen K. Gardner, the Company's current Chief Financial Officer, Secretary and Treasurer has been promoted by the board of directors to serve as Chief Executive Officer and President of the Company, effective February 16, 2011. Mr. Gardner, 51, has served as Chief Financial Officer and Treasurer of the Company since December 2005 and as Secretary of the Company since September 2006.

The Company has initiated a search for a new Chief Financial Officer. In the interim, Mr. Gardner will continue his duties as Chief Financial Officer in addition to his new responsibilities.

The Company is party to an administration agreement with its administrator, NGP Administration, LLC ("NGPA"), whereby NGPA provides the Company with administrative services necessary to conduct its day-to-day operations. The Company is also party to an investment advisory agreement with its manager, NGP Investment Advisor, LP ("NGPIA"), whose general partner is NGPA. Mr. Gardner serves as the Chief Financial Officer, Secretary and Treasurer of NGPIA and NGPA.

The Company's press release dated February 16, 2011 is filed as an exhibit hereto and incorporated hereby by reference.

Item 9.01. Financial Statements and Exhibits.

d. Exhibits

99.1 Press Release dated February 16, 2011

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NGP Capital Resources Company
Date: February 16, 2011	By: /s/ STEPHEN K. GARDNER Stephen K. Gardner Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated February 16, 2011.